UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

Interplay Entertainment Corp.

(Exact name of registrant as specified in its charter)

Delaware 0-24363 33-0102707

(State or other jurisdiction (Commission (I.R.S. Employer

of incorporation) file number) Identification No.)

100 N. Crescent Drive, Beverly Hills, California 90210

(Address of principal executive offices)

(Registrant's telephone number, including area code): (310) 432-1958

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On June 30, 2008 the Company issued to Intelligence Agency a warrant to purchase 20,000 shares of Common Stock of the Company as consideration for providing a discount for investor relations services to the Company. Such warrant was issued, and any underlying shares of Common Stock would be issued, in a private placement exempt from registration pursuant to section 4(2) of the Securities Act of 1933. Such warrant has a term of 10 years, an exercise price of $0.13, is immediately exercisable, and was issued in accordance with the terms of the Form of Warrant Agreement filed as Exhibit 10.07 to the Company's Form 10-Q for the period ended March 31, 2008.

On June 30, 2008 the Company issued to The Gersh Law Firm a warrant to purchase 400,000 shares of Common Stock of the Company as consideration for providing a discount for legal services to the Company. Such warrant was issued, and any underlying shares of Common Stock would be issued, in a private placement exempt from registration pursuant to section 4(2) of the Securities Act of 1933. Such warrant has a term of 10 years, an exercise price of $0.13, is immediately exercisable, and was issued in accordance with the terms of the Form of Warrant Agreement filed as Exhibit 10.07 to the Company's Form 10-Q for the period ended March 31, 2008.

On June 30, 2008 the Company issued to Interactive Game Group, LLC a warrant to purchase 2,000,000 shares of Common Stock of the Company as consideration for entering into a Game Production Agreement with the Company. Such warrant was issued, and any underlying shares of Common Stock would be issued, in a private placement exempt from registration pursuant to section 4(2) of the Securities Act of 1933. Such warrant has a term of 10 years, an exercise price of $0.13, is immediately exercisable as to 400,000 shares of Common Stock and becomes exercisable at any time after 60 days with respect to 400,000 shares of Common Stock for each game up to 4 games that meets the requirements for production and funding under the Game Production Agreement between the Company and Interactive Game Group, LLC , and was otherwise issued in accordance with the terms of the Form of Warrant Agreement filed as Exhibit 10.07 to the Company's Form 10-Q for the period ended March 31, 2008.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On June 30, 2008 the Board of Directors unanimously approved amendment of the By-Laws to reduce the minimum number of directors to three, effective as of the date the number of directors first fell below seven. The Board also fixed the number of directors at five (following the passage of proposal (1) at the Company's Stockholder Meeting on June 30, 2008).

Item 8.01 OTHER EVENTS

On June 30, 2008 all three proposals set forth in the Company's Proxy Statement dated May 20, 2007 were passed at the Company's Annual Meeting of Stockholders held on June 30, 2008. Certificates of Amendment relating to the reduction in the number of directors and increase in the authorized capital have been filed with the Delaware Secretary of State.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.2 Amendment to Section 3.1 of the Company's Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interplay Entertainment Corporation

(Registrant)

DATE: July 3, 2008 By /s/ Herve Caen

Herve Caen

Chief Executive Officer and Interim

Chief Financial Officer

Exhibit 3.2

AMENDMENT TO SECTION 3.1 OF THE COMPANY'S AMENDED AND RESTATED BYLAWS

Section 3.1 is hereby amended and rested effective as of the date on which the number of directors first fell below seven (7) to read in its entirety as follows:

Section 3. Board of Directors

3.1. Number. The number of directors which shall constitute the whole board shall not be less than three (3) nor more than nine (9) in number. The exact number of directors shall be fixed from time to time by a resolution adopted by a unanimous vote of directors then serving. The number of directors may be decreased to any number permitted by the foregoing at any time by the directors by vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. Directors need not be stockholders.